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                                                                   Exhibit 10.25

                            DURECT SUPPLY AGREEMENT


     This Supply Agreement is made and entered into on and as of October 1st, 2000, by and between the Pharmaceutical Group division of Mallinckrodt Inc. ("Mallinckrodt") and DURECT Corporation ("DURECT").

     WHEREAS, DURECT has need of a certain narcotic compound known as Sufentanil
                                                                      ----------
Base  (hereinafter "Product") and is desirous of having Product manufactured by
----
Mallinckrodt and of purchasing a substantial portion of its needs for Product from Mallinckrodt, on the conditions set forth herein; and

     WHEREAS, Mallinckrodt is capable and desirous of undertaking the supply of Product for DURECT in accordance with the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the promises, covenants and representations of the parties set forth herein, and other good and sufficient consideration receipt of which is hereby acknowledged, DURECT and Mallinckrodt agree as follows:

     1.   Supply of Product.
          -----------------

          (a) For the consideration provided herein and in accordance with all terms, conditions, representations and warranties set forth herein, and for the term hereof, subject to the terms and conditions of this Agreement, Mallinckrodt will provide DURECT with such amounts of Product as DURECT shall request from time to time. Subject to Sections 5(a) and 7(d), DURECT, for its part, agrees that it will purchase at least [* * *] of its requirements for Product from Mallinckrodt hereunder during every Contract Year during the term hereof. For purposes of the immediately preceding sentence, "Contract Year" shall mean and refer to each consecutive twelve (12) month period during the term hereof beginning with the twelve month period commencing on October 1st, 2000 and ending on September 30th, 2001. All

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               Product supplied hereunder shall be manufactured by Mallinckrodt strictly in accordance with current Good Manufacturing Practices ("cGMP") as determined by the Food and Drug Administration ("FDA") using the manufacturing process described in Mallinckrodt's batch records.

          (b) The specifications for Product (including, without limitation, specifications for all components and raw materials, whether active or inactive) are described on Exhibit A attached hereto.

     2.   Raw Materials.
          -------------

          Subject to the provisions of Section 4 below, all raw materials and other resources required in connection with the production of Product to be supplied hereunder shall be provided by Mallinckrodt at its cost and expense.

     3.   Quality Control.
          ---------------

          (a) Mallinckrodt will take all steps reasonably necessary to ensure that it has the facilities, equipment, instrumentation, resources and trained personnel to provide all raw materials, in-process and product assays, analysis and other testing as compliance with cGMP standards may require in connection with Mallinckrodt's supply of Product hereunder. Mallinckrodt shall provide a complete Certificate of Analysis and a Material Safety Data Sheet for each lot of Product supplied hereunder at the time of shipment.

          (b) Mallinckrodt shall maintain complete and accurate documentation of all validation data, stability testing data, batch records, quality control and laboratory testing and any other data required under cGMP or other FDA requirements (including without limitation regulations of the DEA), the requirements of other regulatory authorities of European countries listed in Exhibit B and the procedures set forth in any Drug Master File ("DMF") in connection with the supply of Product hereunder.

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          (c)  Mallinckrodt agrees that it will not engage in any act which causes any packaged and labeled Product produced by Mallinckrodt to become adulterated or misbranded within the meaning of the federal Food, Drug and Cosmetic Act, as amended.

          (d) Mallinckrodt shall test or cause to be tested each Lot of Product before delivery of such Lot to DURECT. Mallinckrodt shall retain a sample from each Lot of Product shipped to DURECT as required by FDA regulations.

          (e) Prior to commencing the supply of Product under this Agreement, Mallinckrodt agrees to have and to maintain during the term of this Agreement a DMF for the Product in accordance with the requirements of the FDA. Mallinckrodt hereby grants DURECT the right to reference Mallinckrodt's DMF and equivalent documents for the Product in DURECT's IND, NDA and any other applicable regulatory filings for products incorporating the Product.

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     4.   Pricing.
          -------

          (a) For each gram of Product supplied hereunder produced in accordance with the requirements hereof, DURECT shall pay Mallinckrodt in accordance with the following, in any [* * *]:

               (i)    [* * *]

               (ii)   [* * *]

               (iii)  [* * *]

               (iv)   [* * *]

               (v)    [* * *]

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               The Product Price set forth in the immediately preceding sentence shall be firm through [* * *], the date of [* * *] being hereinafter referred to as the "Adjustment Date". From and after the Adjustment Date, the Product Price shall be adjusted upward (if applicable) [* * *] (all of which costs are hereinafter referred to as "Product Costs"), in accordance with the following procedures. Within sixty (60) days prior to the end of each Contract Year hereunder during the term hereof, Mallinckrodt will notify DURECT in writing of the amount by which its Product Costs hereunder have increased during the immediately preceding
               Contract Year period and the adjusted Product Price to be charged for the Contract Year just commenced as a consequence of such increases ("Annual Adjustment Notice"). The amount of any increase in the Product Price as set forth in any Annual Adjustment Notice shall be effective for all Product invoiced by Mallinckrodt to DURECT in accordance herewith during the Contract Year for which such Annual Adjustment Notice is issued. Mallinckrodt agrees that DURECT can hire within sixty (60) days of any Annual Adjustment Notice, at its own expense, an independent third party, approved by Mallinckrodt, to audit Mallinckrodt's books and records to determine whether Mallinckrodt's increase in the Product Price complies with the terms of this Agreement.

          (b) At the time of shipment by Mallinckrodt to DURECT of any lot of Product hereunder, Mallinckrodt shall submit to DURECT an invoice setting forth the total amount of Product being shipped to DURECT and the amount due to Mallinckrodt under subsection (a) set forth immediately above with respect to such volume of Product. Each such invoice shall also contain the required certificates under
               Section 3(a) and a certification that the Product for which DURECT is being billed has been produced fully in conformance with applicable specifications, cGMP and the requirements hereof. Any such invoice shall be payable by DURECT within thirty (30) days after DURECT's receipt of such invoice.

          (c) Mallinckrodt agrees that in the event that the price for Product charged by Mallinckrodt to any other United States pharmaceutical customer is more

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               favorable for the same quantity of like grade and quality than the Product Price to DURECT hereunder, and there are no terms or conditions that would reasonably compensate Mallinckrodt for offering such more favorable pricing for Product to the other party, then the Product Price to DURECT shall be adjusted to the price offered to such third party commencing from the date that Mallinckrodt offers such price to the other party.

     5.   Forecasts, Order Placement and Delivery.
          ---------------------------------------

          (a) DURECT agrees to supply Mallinckrodt, on a quarterly basis, and beginning October 1, 2000, a rolling forecast of its requirements for Product during the next twenty four (24) months. The forecast for the next [* * *] is considered to be firm and binding meaning DURECT must take and pay for Product ordered.
               The forecast for the next [* * *] is non-binding and will be used by Mallinckrodt for production planning. At any time, if DURECT forecasts Product according to the procedure above and Mallinckrodt is unable to ship Product that is part of any firm and binding portion of a forecast within [* * *] of any agreed upon date or dates of shipment, then DURECT will be permitted to purchase from another supplier that amount of Product that was not shipped by Mallinckrodt within [* * *] days of an agreed upon date for shipment.

          (b) Product shall be ordered by DURECT only in writing. Mallinckrodt will not accept verbal orders of any kind for the production of Product. Any written work order will contain the following information: (i) the precise quantity of Product desired, (ii) dates by which the ordered Product must be ready for release by DURECT's quality assurance function and shipment,
               (iii) the anticipated shipping destination for any  Product and
               (iv) such other information as DURECT wishes to provide or that Mallinckrodt might find reasonably necessary or useful in
               completing a specific work order.   All work or purchase orders
               must be submitted by DURECT to Mallinckrodt in writing at least thirty (30) days in advance of the anticipated date of delivery by Mallinckrodt.

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          (c)  Product shall be delivered F.O.B. destination as specified by
               DURECT in its purchase order on the delivery date specified in the purchase order. Title to Product and risk of loss shall remain with Mallinckrodt until delivery to the specified destination. Mallinckrodt shall be responsible for selection of carrier. Product shall be shipped via overnight delivery unless destination location makes this not feasible. Mallinckrodt is responsible for all transportation and insurance charges.

     6.   Acceptance and Rejection and Recalls.
          ------------------------------------

          (a) If DURECT reasonably determines that any Product is defective in material or workmanship, not in conformance with applicable specifications, is adulterated or misbranded, or is otherwise not in conformity with this Supply Agreement (Product meeting any or all of such circumstances hereinafter referred to as a "Defective Product"), then DURECT, in addition to any other rights it may have under this Supply Agreement, may reject and return any such Products to Mallinckrodt. At the time of any such rejection, DURECT shall provide Mallinckrodt with a written notice describing in detail the circumstances surrounding the rejection and DURECT's reasons therefor. If DURECT rejects any such Products it will, at Mallinckrodt's option, either return them to Mallinckrodt or destroy or dispose of them in the least expensive and most environmentally sound manner. In any event, Mallinckrodt shall be responsible for the costs of any such return, destruction or disposal. It is understood that DURECT's sole remedies hereunder in the event of a Defective Product it has rejected will either be (i) the replacement by Mallinckrodt of rejected Products that have either been returned or destroyed with Products that are not Defective Products, provided that such replacement is made as soon as practicable or (ii) a full refund of any amount paid hereunder by DURECT for such Defective Products.

          (b) Any Product received by DURECT from Mallinckrodt that has not been rejected by DURECT within sixty (60) days after receipt shall be deemed to have been accepted.

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          (c)  If DURECT reasonably decides to or is required to initiate a product recall, withdrawal or field correction with respect to, or if there is any governmental seizure of, its products containing any Product supplied hereunder which action is due, in whole or in part, to (i) a failure of any of the Product manufactured by Mallinckrodt hereunder to conform to applicable specifications (including, without limitation, it being adulterated or misbranded), or any warranty or other requirement set forth in this Supply Agreement, (ii) the failure by Mallinckrodt to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree or (iii) the negligent or intentional wrongful act or omission of Mallinckrodt in connection with the production of Product hereunder, DURECT will notify Mallinckrodt promptly of the details regarding such action, including providing copies of all relevant documentation concerning such action. Mallinckrodt will assist DURECT in investigating any such situation and all regulatory contacts that are made and all activities concerning seizure, recall, withdrawal or field correction will be jointly coordinated by DURECT and Mallinckrodt.

          (d) If any such recall, withdrawal, field correction or seizure occurs due solely to (i) a failure of any Product sold by Mallinckrodt hereunder to conform to applicable specifications (including, without limitation, it being adulterated or misbranded) or any warranty or other requirement set forth in this Supply Agreement, (ii) the failure by Mallinckrodt to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree or (iii) the negligent or intentional wrongful act or omission of Mallinckrodt in connection with the production of Product hereunder, then Mallinckrodt shall bear the full cost and expense of any such seizure, recall, withdrawal or field correction. If any such recall, withdrawal, field correction or seizure occurs due solely to (i) any pharmaceutical product manufactured, sold or distributed by DURECT that contains Product failing to conform to its applicable specifications (including, without limitation, it being adulterated or misbranded) or otherwise being defective,
               (ii) the failure of DURECT to comply in all material respects with any applicable law, rule,

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               regulation, standard, court order or decree or (iii) the
               negligent or intentional wrongful act or omission of DURECT, then DURECT shall bear the full cost and expense of any such seizure, recall, withdrawal or field correction. If both Mallinckrodt and DURECT contribute to the cause of a seizure, recall, withdrawal or field correction, the cost and expenses thereof will be shared in proportion to each party's contribution to the problem.

     7.   Regulatory Compliance.
          ---------------------

          (a) Mallinckrodt will comply in all material respects with all federal, state and local laws, regulations and standards applicable to production by Mallinckrodt and its performance of its obligations hereunder.

          (b) Mallinckrodt will promptly furnish DURECT with pertinent portions of all FDA inspection reports and related correspondence directly related to and affecting its performance hereunder as and when such reports and correspondence become available to Mallinckrodt.

          (c) Mallinckrodt will notify DURECT immediately of any warning (including any FDA Form 483), citation, indictment, claim, lawsuit or proceeding issued or instituted by any federal, state or local governmental entity or agency against Mallinckrodt or any of its affiliates or of any revocation of any license or permit issued to Mallinckrodt or any of its affiliates, to the extent that any such occurrence relates directly to Mallinckrodt's performance hereunder.

          (d) Both party's obligations hereunder are subject to obtaining and maintaining the necessary DEA quota. Mallinckrodt shall promptly apply for, and use best efforts to obtain, an increase in its DEA quota for the manufacture of the Product sufficient to process any order for Product hereunder and DURECT shall cooperate with Mallinckrodt in its efforts to obtain such an increase.

     8.   Certain Representations and Warranties of Mallinckrodt.
          ------------------------------------------------------

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          (a)  Mallinckrodt represents and warrants that all Product sold hereunder will (i) be produced in compliance with cGMPs applicable to the Product, and (ii) will meet all specifications.

          (b) Mallinckrodt represents and warrants that there is no claim, suit, proceeding or investigation pending or, to the knowledge of Mallinckrodt, threatened against Mallinckrodt or any of its affiliates which might prevent or interfere with Mallinckrodt's performance under this Supply Agreement.

          (c) Mallinckrodt represents and warrants to DURECT that Product sold hereunder by Mallinckrodt will not be:

               (i) in violation of Sections 5 or 12 of the Federal Trade Commission Act or improperly labeled under applicable Federal Trade Commission Trade Practice Rules, as and to the extent applicable hereunder,

               (ii) adulterated or misbranded within the meaning of the federal Food, Drug and Cosmetic Act, as amended, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially identical with those contained in the federal Food, Drug and Cosmetic Act, or articles which may not under the provisions of Sections 404 or 505 of said Act be introduced into interstate commerce or which may not under substantially similar provisions of any state or municipal law be introduced into commerce,

               (iii) manufactured or sold in violation of the federal Controlled
                     Substances Act, as amended, or any applicable state law,

               (iv) manufactured or sold in violation of any of the provisions of the Fair Labor Standards Act of 1938, as amended,

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               (v)   manufactured in violation of any applicable federal, state or local environmental law or regulation, or

               (vi) manufactured in violation of any agreement (commercial or otherwise), judgment, order or decree to which Mallinckrodt is a party.

          (d) Mallinckrodt certifies that neither it nor any of its affiliates nor any member of their staff has been disqualified or debarred by the FDA for any purpose.

          (e) Mallinckrodt warrants and represents that neither it nor any of its affiliates nor any member of their staff have been charged with or convicted under federal law for conduct relating to the development or approval, or otherwise relating to the regulation of any drug product under the Generic Drug Enforcement Act of 1992 or any other relevant statute, law or regulation.

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          (f)  EXCEPT AS SET FORTH HEREIN ABOVE, MALLINCKRODT MAKES NO OTHER
               WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, CONCERNING ITS PERFORMANCE OR THE PRODUCT SUPPLIED HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO "PRODUCT". EXCEPT FOR THE OBLIGATIONS OF THE PARTIES UNDER SECTION 6(d) HEREOF, UNDER NO CIRCUMSTANCES WILL EITHER MALLINCKRODT OR DURECT BE LIABLE HEREUNDER FOR CONSEQUENTIAL, INDIRECT, EXEMPLARY OR SPECIAL DAMAGES OR ANY KIND (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), WHETHER OR NOT IN ANY PARTICULAR CIRCUMSTANCE SUCH DAMAGES ARE FORESEEABLE AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     9.   Manufacturing Changes.
          ---------------------

          Mallinckrodt shall report to DURECT any significant changes related to the Product DMF that would required an NDA supplement from DURECT. Mallinckrodt will supply DURECT unmodified Product for a maximum of eighteen (18) months after DURECT is informed in writing of a significant DMF change requiring prior approval.

     10.  Facility Access.
          ---------------

          DURECT, through its employees, consultants or other representatives, will have the right during normal business hours and upon advance arrangement with Mallinckrodt to inspect Mallinckrodt's manufacturing operations to determine whether or not Mallinckrodt is complying in all respects with its obligations hereunder. Without limiting the foregoing, Mallinckrodt shall permit representatives of DURECT (i) to inspect Mallinckrodt's manufacturing and other facilities applicable to the performance of this agreement and (ii) to review

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          Mallinckrodt's standard operating procedures for the manufacture of the Product, and (iii) Mallinckrodt's testing procedures and testing records relative to the manufacture of Product. DURECT warrants that all such inspections and audits shall be carried out in a manner calculated not to unreasonably interfere with Mallinckrodt's conduct of business and to insure the continued confidentiality of Mallinckrodt's business and technical information. Further, DURECT agrees to comply with all of Mallinckrodt's safety and security requirements and audit policies during any visits to the Mallinckrodt facilities.

          Mallinckrodt shall notify DURECT as soon as possible in writing in the event any action is taken or threatened by the FDA, the DEA or any other regulatory agency relating to the manufacture of the Product, including any inspection report, or any review resulting in the issuance of a Form 483, or a warning letter.

     11.  Force Majeure.
          -------------

          Neither party to this Supply Agreement shall be liable for or be in breach of any provision hereof for any failure or delay on its part to perform any obligation (other than the obligation to make payments when due) under any provision of this Supply Agreement because of an event of "force majeure", including, but not limited to, any act of God, fire, flood, explosion, unusually severe weather, war, insurrection, riot, sabotage, labor unrest, strikes or work stoppages or any other cause whatsoever, whether similar or dissimilar to those enumerated herein, beyond any reasonable possibility of control of such party, if and only if the party affected shall have used all reasonable efforts under the circumstances to avoid such occurrence and to remedy it promptly if it shall have occurred. If an event of force majeure causes a failure or delay in performance hereunder by Mallinckrodt for more than one hundred eighty (180) continuous days, DURECT, at its option, may (i) terminate this Supply Agreement effective upon written notice to Mallinckrodt or (ii) may extend the delivery or performance period by the amount of time during which such delivery or performance was omitted or delayed.

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     12.  Relationship of Parties.
          -----------------------

          For all purposes hereof, Mallinckrodt shall be deemed to be an independent contractor and this Supply Agreement shall not create an agency, partnership, joint venture, or employer/employee relationship between DURECT and Mallinckrodt, and nothing hereunder shall be deemed to authorize either party hereto to act for, represent or bind the other or any of its affiliates except as expressly provided in this Supply Agreement.

     13.  Confidentiality.
          ---------------

          (a) DURECT and Mallinckrodt shall maintain in confidence and not use or disclose to any third party, except as is specifically contemplated herein or is otherwise necessary to perform their respective obligations under this Supply Agreement, and then only on a confidential basis satisfactory to both parties, any information, including without limitation the terms of this Agreement, business and technical information, experience or data regarding any facility, programs, laboratories, processes, products, costs, equipment operation or customers, in any case relating to the manufacture or sale of Product hereunder. The foregoing obligations of confidentiality and non-use shall survive the termination or expiration of this Supply Agreement for a period of five (5) years. Nothing herein shall prevent either party from disclosing any information required by statute or governmental regulations to be disclosed publicly pursuant to security regulations or in a judicial or administrative proceeding after all reasonable legal remedies for limiting disclosure and/or maintaining such information in confidence have been practically exhausted or from using information which (i) has been published or has become part of the public domain other than by acts, omissions or fault of such party, (ii) was lawfully received by such party from a third party free of any obligation of confidence to such third party, (iii) or a party can demonstrate from its records was already in its possession prior to receipt thereof, directly or indirectly, from the other party. The party asserting the applicability of one of the exclusions from the obligation of

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               confidentiality set forth in the immediately preceding sentence shall have the burden of proving the applicability of any such exclusion in any particular circumstance.

          (b) Each party acknowledges that any breach by it of the confidentiality obligations set forth in this Section 13 would cause the other party irreparable harm for which compensation by monetary damages would be inadequate and, therefore, the party that has been harmed by any such breach shall have the right to an injunction or decree for specific performance, in addition to any other rights and remedies such party may have at law or in equity.

     14.  Indemnification.
          ---------------

          (a) Subject to the provisions of Section 8(f) hereof, Mallinckrodt (on behalf of itself and its affiliates) hereby agrees to indemnify, defend and hold harmless DURECT and its affiliates from and against any and all demands, claims, actions, causes of action, assessments, losses, damages, injuries, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively "Damages") asserted against, resulting to, imposed upon or incurred by DURECT or its affiliates, directly or indirectly related to, arising out of or resulting from:

               (i) any breach or failure of any of the representations, warranties and covenants of Mallinckrodt contained herein, including (without limitation) any breach or failure by Mallinckrodt to perform any obligations contained herein, and

               (ii) any failure of Mallinckrodt to observe or comply in all material respects with any laws, rules or regulations directly related to Mallinckrodt's performance hereunder.

          (b) Subject to the provisions of Section 8(f) hereof, DURECT hereby agrees to indemnify, defend and hold harmless Mallinckrodt and any of its affiliates

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               from and against any and all Damages asserted against, resulting to, imposed upon or incurred by Mallinckrodt, directly or indirectly related to, arising out of or resulting from:

               (i) any breach or failure of any of the representations, warranties and covenants of DURECT contained herein,

               (ii) any failure of DURECT to observe or comply in all material respects with any laws, rules or regulations directly related to DURECT's performance hereunder, and

               (iii) DURECT's or DURECT's agents', distributors' or customers'
                     use, processing, transportation, possession, disposal or sale of any dosage product manufactured by DURECT, whether containing Product or not, and whether used alone or in combination with any other material.

     15.  Term and Termination.
          --------------------

          (a) Unless sooner terminated in accordance herewith , the initial term of this Supply Agreement shall be for a period of four (4) years commencing on October 1st , 2000 and ending on September 30th, 2004, and shall automatically be renewed for additional one
               (1) year terms thereafter unless either party shall give written notice to the other, at least one (1) year prior to the end of the initial term or any renewal term, that it does not wish the Supply Agreement to be renewed for an additional one (1) year period.

          (b) In addition to any other right of termination specifically provided for hereunder, this Supply Agreement may be terminated by either party for cause upon thirty (30) days written notice to the other. For purposes of the preceding sentence, "cause" shall mean (without limitation):

               (i) any material breach of this Agreement by a party which shall go uncorrected for a period of thirty (30) days after written notice of such

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                     breach has been given to the defaulting party, including
                     Sections 3a, 3b, and 7c,

               (ii) the institution by a party of voluntary proceedings in bankruptcy or under any insolvency law or law for the relief of debtors,

               (iii) the making by a party of an assignment for the benefit of creditors or any dissolution or liquidation,

               (iv) the filing of an involuntary petition under any bankruptcy or insolvency law against a party, unless such petition is dismissed or set aside within sixty (60) days from the date of its filing, or

               (v) the appointment of a receiver or trustee for the assets or business of a party, unless such appointment is dismissed or set aside within sixty (60) days from the date of such appointment.

          (c) This Agreement may be terminated by DURECT upon 60 days' written notice at any time upon DURECT's reasonable determination that the price charged by Mallinckrodt for Product hereunder is higher than the prevailing price for Product from Mallinckrodt to other United States Pharmaceutical customers for similar quantities of like grade and quality Product or in the event that DURECT, at its sole discretion, ceases to develop or commercialize any products incorporating the Product.

          (d) The representations and warranties of the parties hereunder, covenants which by their terms have effect after the termination or expiration hereof, and the parties' indemnification and confidentiality obligations shall survive termination or expiration of this Supply Agreement.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          (e) In the event of any termination of this Supply Agreement, for whatever reason, and notwithstanding the effective date of any termination, Mallinckrodt shall complete any orders for Product that were made by DURECT and accepted by Mallinckrodt prior to such date, and DURECT shall pay Mallinckrodt for any Product produced in accordance with such orders at the then applicable Product Price in effect on the effective date of termination hereunder. In addition, provided that a firm order is delivered by DURECT no later than thirty (30) days after the effective date of any termination, Mallinckrodt shall supply to DURECT at the Product Price in effect on the effective date of termination the quantity of Product as specified by DURECT in said firm order to be delivered no later than twelve (12) months after Mallinckrodt's receipt of the order from DURECT.

  16.  Remedies Cumulative.
       -------------------

       Except as and when expressly stated, the remedies provided in this Supply Agreement shall be cumulative and shall not preclude assertion by any party hereto of any other rights (whether legal or equitable in nature) or the seeking of any other remedies against any other party hereto.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

  17.  Binding Effect and Assignment.
       -----------------------------

       This Supply Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns; provided, however, that neither party shall, without the prior written consent of the other party, assign or transfer any of its rights, benefits, obligations, or other interest under this Supply Agreement to any other party, except that, without seeking the consent of the other party, either Mallinckrodt or DURECT may assign this Supply Agreement to any entity or person it controls, it is controlled by or is under common control with, and that, without seeking the consent of the party, either party may transfer this Agreement to an acquirer of all or substantially all of the assets and business to which this Agreement relates, except that no such assignment without consent shall be permitted if a DURECT acquirer is a direct competitor of Mallinckrodt in the supply of bulk material to which Mallinckrodt reasonably objects in writing within thirty (30) days after written notice from DURECT of the intended acquisition.

  18.  Notice.
       ------

       All notices, consents, approvals or other notifications required to be sent by one party to the other party hereunder shall be in writing and shall be deemed served upon the other party if delivered by hand or sent by United States registered or certified mail, postage prepaid, with return receipt requested, or by facsimile, air courier or telex, addressed to such other party at the address set out below, or the last address of such party as shall have been communicated to the other party. If a party changes its address, written notice shall be given promptly to the other party of the new address. Notice shall be deemed given on the day it is sent (in the case of delivery by method other than hand delivery) or the date of delivery (in the case of delivery by hand) in accordance with the provisions of this paragraph. The addresses for notices are as follows:

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          If to Mallinckrodt:

               Mallinckrodt Inc.
               c/o Pharmaceuticals Group
               675 McDonnell Boulevard
               Hazelwood, Missouri 63042
               Attn:  Michael J. Collins
                      President
                      Pharmaceuticals

          with a copy to:

               Mallinckrodt Inc.
               675 McDonnell Boulevard
               Hazelwood, Missouri 63042
               Attn:   C. Stephen Kriegh
                       Staff Vice President

          If to DURECT:

               DURECT Corp.
               10240 Bubb Road
               Cupertino, CA  95014
               Attn:  General Counsel

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     19.  Governing Law and Jurisdiction.
          -------------------------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws provisions that might apply to the law of another jurisdiction.

     20.  Waiver.
          ------

          The failure by any party to exercise any of its rights hereunder or to enforce any of the terms or conditions of this Supply Agreement on any occasion shall not constitute or be deemed a waiver of that party's rights thereafter to exercise any rights hereunder or to enforce each and every term and condition of this Supply Agreement.

     21.  Modifications.
          -------------

          This Supply Agreement may not be amended or modified except by a writing specifically referring to this Supply Agreement and executed by duly authorized representatives of both parties. The obligations of the parties are governed by the terms and conditions of this Supply Agreement and none of the general terms and conditions of any DURECT purchase order or any Mallinckrodt acknowledgment or any substantially similar documents of either party will in any case be controlling or supersede the provisions hereof.

     22.  Severability.
          ------------

          A determination that any portion of this Supply Agreement is unenforceable or invalid shall not affect the enforceability or validity of any of the remaining portions hereof or of this Supply Agreement as a whole. In the event that any part of any of the covenants, sections or provisions herein may be determined by a court of law or equity to be overly broad or against applicable precedent or public policy, thereby making such covenants, sections or provisions invalid or unenforceable, the parties shall attempt to reach agreement with respect to a valid and enforceable substitute

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          for the deleted provisions, which shall be as close in its intent and effect as possible to the deleted portions.

     23.  Headings.
          --------

          The parties agree that the section and article headings are inserted only for ease of reference, shall not be construed as part of this Supply Agreement, and shall have no effect upon the construction or interpretation of any part hereof.

     24.  Counterparts.
          ------------

          This Supply Agreement may be executed in several counterparts, and each executed counterpart shall be considered an original of this Supply Agreement.

     25.  Entire Agreement.
          ----------------

          This Supply Agreement represents the entire agreement and understanding of the parties hereto with respect to its subject matter and supersedes any and all prior agreements, understanding or discussions, whether written or oral, between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Supply Agreement to be executed as of the day and year first above written.



                                    MALLINCKRODT INC.
DURECT CORPORATION                  Pharmaceuticals Group


By:  /s/ James B. Brown       By:  /s/  Michael J. Collins
     ------------------            -----------------------
     James E. Brown                Michael J. Collins, Senior Vice President
     President and CEO             & President, Pharmaceuticals Group

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                   EXHIBIT A

                             PRODUCT SPECIFICATIONS

Appearance               [*  *  *]

Identification           [*  *  *]

Water                    [*  *  *]

Assay by Titration       [*  *  *]

Assay by HPLC            [*  *  *]

OVI                      [*  *  *]

Ethanol                  [*  *  *]

Sulphated Ash            [*  *  *]

Heavy Metals (Pb)        [*  *  *]

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                   EXHIBIT B

                                   [*  *  *]
                               ------------------

[*  *  *]
[*  *  *]
[*  *  *]
[*  *  *]
[*  *  *]
[*  *  *]
[*  *  *]
[*  *  *]

                                      -2-

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.